Calculation of Filing Fee Tables
S-8
TAKE TWO INTERACTIVE SOFTWARE INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	5,200,000	$ 244.38	$ 1,270,776,000.00	0.0001531	$ 194,555.81
Total Offering Amounts:						$ 1,270,776,000.00		$ 194,555.81
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 194,555.81
Offering Note
[1]	(1) Represents the maximum number of shares of common stock, par value $0.01 per share ("Common Stock"), of Take-Two Interactive Software, Inc. (the "Company" or "Registrant") that were added to the number reserved for issuance under the Amended and Restated Take-Two Interactive Software, Inc. 2017 Stock Incentive Plan (the "Plan") on September 18, 2025 (subject to equitable adjustment in the event of a change in the Company's capitalization). In addition to the number of shares of Common Stock stated above, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction. (2) Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act, based on the average of the high and low sales prices of the Common Stock as reported on September 25, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A